Exhibit 99.1
Globus Medical Reports Fourth Quarter and Full Year 2025 Results
AUDUBON, PA, February 24, 2026: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal technology solutions company, today announced its financial results for the fourth quarter and year ended December 31, 2025.
Fourth Quarter 2025:
•Worldwide net sales were $826.4 million, an increase of 25.7%, or an increase of 24.7% on a constant currency basis.
•Base business, excluding Nevro, net sales were $726.7 million, an increase of 10.6%, or an increase of 9.4% on a constant currency basis.
•GAAP net income for the quarter was $140.6 million.
•GAAP diluted earnings per share (“EPS”) was $1.03, an increase of 442.6%. Non-GAAP diluted EPS was $1.28, an increase of 52.1%.
Full Year 2025:
•Worldwide net sales were $2,938.9 million, an increase of 16.7%, or an increase of 16.2% on a constant currency basis.
•Base business, excluding Nevro, net sales were $2,645.3 million, an increase of 5.0%, or an increase of 4.3% on a constant currency basis.
•GAAP net income for the year was $537.9 million.
•GAAP diluted EPS was $3.92, an increase of 425.4%. Non-GAAP diluted EPS was $3.98, an increase of 30.8%.
“Momentum built throughout 2025 accelerated in the fourth quarter, capping off a strong finish to the year with double-digit sales and earnings growth,” commented Keith Pfeil, President and Chief Executive Officer. “We delivered above market, top-line growth, across the portfolio, including our core spine franchise, while delivering meaningful margin expansion – reflecting disciplined execution. Looking ahead to 2026, our focus lies in driving durable momentum, centered on scaling growth and sustainable operating leverage. We are confident in our ability to launch a robust new product pipeline and expand our high-touch sales force, while maintaining speed and agility, as we realize our long-term goal of addressing unmet clinical needs with differentiated procedural solutions. We are focused on achieving improved surgical outcomes through the Globus surgical intelligence closed loop ecosystem, bringing together patient selection, surgical techniques and complementary implants.”
“Our fourth quarter and full‑year results underscore the strength of our organization and the significant value being created through the successful integration of NuVasive and Nevro,” said Kyle Kline, Chief Financial Officer. “Our US Spine business capped-off 2025 by growing revenue 10% over the prior-year quarter and our record-setting results were punctuated by an exceptional quarter in Enabling Technologies, growing 19% over the fourth quarter of 2024. We delivered record quarterly and full‑year non‑GAAP earnings per share, driven by the performance of the Globus base business and further enhanced by the recently integrated Nevro acquisition. As we enter 2026, we are well positioned to further penetrate our markets, expand margins, and accelerate innovation, while creating long‑term value for our shareholders.”
Worldwide net sales for the fourth quarter of 2025 were $826.4 million, an as-reported increase of 25.7% over the fourth quarter of 2024. U.S. net sales for the fourth quarter of 2025 increased by 27.5% compared to the fourth quarter of 2024. International net sales increased by 19.0% over the fourth quarter of 2024 on an as-reported basis and increased by 14.2% on a constant currency basis.
Worldwide net sales for the full year of 2025 were $2,938.9 million, an as-reported increase of 16.7% over the full year of 2024. U.S. net sales for the full year of 2025 increased by 18.4% compared to the full year of 2024. International net sales increased by 10.0% over the full year of 2024 on an as-reported basis and increased by 7.8% on a constant currency basis.
GAAP net income for the fourth quarter of 2025 was $140.6 million, an increase of 430.4% over the same period in the prior year. The GAAP net income increase was primarily driven by higher sales of $169.1 million, with the sales from the acquisition of Nevro contributing $99.7 million. GAAP diluted EPS for the fourth quarter was $1.03, compared to $0.19 for the fourth quarter of 2024. Non-GAAP diluted EPS for the fourth quarter of 2025, which excludes, among other costs, amortization of intangibles, merger and acquisition-related costs, and restructuring-related costs, was $1.28, compared to $0.84 in the fourth quarter of 2024, an increase of 52.1%.
Retrospectively, as of January 1, 2024, we no longer include acquisition of in-process research and development costs as an adjustment to non-GAAP Adjusted EBITDA or non-GAAP net income.
2026 Annual Guidance
The Company reaffirms its guidance for full-year 2026 revenue to be in the range of $3.18 to $3.22 billion and updates its guidance for non-GAAP fully diluted EPS to be in the range of $4.40 to $4.50 from the previous range of $4.30 to $4.40.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2025 fourth quarter and full-year results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.
To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.
About Globus Medical, Inc.
Globus Medical, Inc. is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, merger and acquisition related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Merger and acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees. Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, legal and tax fees for legal entity reorganization and costs associated with consolidating facilities. We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.
In addition, for the period ended December 31, 2025 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted EPS, which represent net income and diluted EPS excluding the provision for litigation, amortization of intangibles, merger and acquisition related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, bargain purchase gains, certain income tax net benefits and non-recurring tax adjustments, and the tax effects of all of the foregoing adjustments. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income. We also present non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.
Additionally, for the period ended December 31, 2025 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates. We are also presenting base business sales and base Adjusted EBIDTA, excluding the contribution from the recently acquired Nevro Corp. (“Nevro”) and its subsidiaries. We believe these provide insight to how the Company is performing without the impact of our most recent acquisition.

Non-GAAP Adjusted EBITDA, non-GAAP net income, non-GAAP diluted EPS, non-GAAP gross profit, free cash flow, constant currency net sales growth, base business sales, excluding the contribution from the recently acquired Nevro, and day-adjusted basis sales are not calculated in conformity with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of these non-GAAP measures may differ from that of other companies and therefore may not be comparable. The tables included in this release reconcile the GAAP financial measures to the non-GAAP financial measures discussed above for the three months and full year ended December 31, 2025.
We are unable to present a quantitative reconciliation of our expected fully diluted GAAP EPS to non-GAAP diluted EPS as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of provision for litigation, amortization of intangibles, merger and acquisition-related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, certain income tax net benefits from non-recurring tax adjustments, gains and losses from strategic investments, and the tax effects of all of the foregoing adjustments. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Income.
Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, the successful integration of businesses that we have acquired or may acquire in the future, and other risks. For a discussion of these and other risks, uncertainties, and other factors that could affect our results, refer to the disclosures contained in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our subsequent filings with the SEC. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof. As used herein, the “Company”, “Globus”, “Globus Medical”, “we”, “us”, and “our” refers to Globus Medical, Inc.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2025	2024	2023	2025	2024	2023
Net sales	$826,420	$657,293	$616,534	$2,938,931	$2,519,355	$1,568,476

Cost of Sales and Operating expenses:
Cost of sales (exclusive of amortization of intangibles)	261,107	263,437	265,486	957,802	1,035,479	548,174
Research and development	36,163	33,408	52,253	147,246	163,754	124,010
Selling, general and administrative	318,480	253,167	244,968	1,178,498	981,362	643,844
Amortization of intangibles	29,360	29,912	28,122	118,194	119,373	51,032
Acquisition-related costs	10,826	17,088	15,581	42,326	29,623	68,274
Restructuring costs	1,144	6	—	15,049	23,773	—
Operating income/(loss)	169,340	60,275	10,124	479,816	165,991	133,142

Other income/(expense), net:
Interest income/(expense), net	3,312	815	(2,581)	7,141	(4,189)	20,130
Foreign currency transaction gain/(loss)	(7,153)	(37,491)	19,908	(3,006)	(43,285)	14,259
Bargain purchase gain	3,343	—	—	117,704	—	—
Other income/(expense)	391	1,069	(2,456)	3,413	2,205	(2,138)
Total other income/(expense), net	(107)	(35,607)	14,872	125,252	(45,269)	32,251

Income/(loss) before income taxes	169,233	24,668	24,995	605,068	120,722	165,393
Income tax provision/(benefit)	28,639	(1,837)	9,960	67,200	17,738	42,520

Net income/(loss)	$140,594	$26,505	$15,035	$537,868	$102,984	$122,873

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	101	(238)	8,893	448	1,545	13,231
Foreign currency translation gain/(loss)	4,318	340	(18)	21,759	1,786	1,207
Total other comprehensive income/(loss), net of tax	4,419	102	8,875	22,207	3,331	14,438
Comprehensive income/(loss)	$145,013	$26,607	$23,910	$560,075	$106,315	$137,311

Earnings per share:
Basic	$1.05	$0.19	$0.11	$3.98	$0.76	$1.09
Diluted	$1.03	$0.19	$0.11	$3.92	$0.75	$1.07
Weighted average shares outstanding:
Basic	134,411	136,729	137,883	135,215	135,726	113,087
Diluted	136,574	139,711	139,021	137,056	137,863	114,630

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	December 31,
(In thousands, except share and per share values)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$526,156	$784,438
Short-term marketable securities	31,087	105,619
Accounts receivable, net of allowances of $33,434 and $15,505, respectively	678,938	557,697
Inventories	759,277	659,233
Prepaid expenses and other current assets	65,426	49,640
Income taxes receivable	64,727	20,633
Total current assets	2,125,611	2,177,260
Property and equipment, net	564,452	561,909
Operating lease right of use assets	63,786	49,647
Long-term marketable securities	71,819	66,134
Intangible assets, net	745,064	795,117
Goodwill	1,435,033	1,432,387
Other assets	78,781	75,096
Deferred income taxes	218,215	94,200
Total assets	$5,302,761	$5,251,750

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$98,852	$75,118
Accrued expenses	333,586	260,591
Operating lease liabilities	14,738	10,249
Income taxes payable	4,155	10,725
Senior convertible notes	—	443,351
Business acquisition liabilities	19,513	33,739
Deferred revenue	27,655	22,140
Total current liabilities	498,499	855,913
Business acquisition liabilities, net of current portion	81,995	89,496
Operating lease liabilities	103,918	83,588
Deferred income taxes and other tax liabilities	23,756	23,889
Other liabilities	21,343	21,531
Total liabilities	729,511	1,074,417

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 112,625,126 and 114,990,219 shares at December 31, 2025 and December 31, 2024, respectively	113	115
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at December 31, 2025 and December 31, 2024, respectively	22	22
Additional paid-in capital	3,169,812	3,031,244
Accumulated other comprehensive income/(loss)	15,346	(6,861)
Retained earnings	1,387,957	1,152,813
Total equity	4,573,250	4,177,333
Total liabilities and equity	$5,302,761	$5,251,750

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended
	December 31,
(In thousands)	2025	2024	2023
Cash flows from operating activities:
Net income	$537,868	$102,984	$122,873
Adjustments to reconcile net income to net cash provided by operating activities:
Bargain purchase gain	(117,704)	—	—
Acquired in-process research and development	—	12,613	—
Depreciation and amortization	276,842	253,389	145,526
Provision for excess and obsolete inventory	22,119	23,359	10,959
Amortization of acquisition accounting fair value step-up	26,112	242,050	79,832
Stock-based compensation expense	49,779	54,191	52,742
Allowance for expected credit losses	10,223	16,986	3,658
Change in fair value of business acquisition liabilities	13,462	26,521	17,434
Change in deferred income taxes	18,625	(125,902)	(57,789)
(Gain)/loss on disposal of assets, net	12,525	5,552	1,541
Payment of business acquisition-related liabilities	(17,018)	(18,763)	(3,005)
Net (gain)/loss from foreign currency adjustment	(12,591)	25,212	(13,674)
(Increase) decrease in:
Accounts receivable	(52,182)	(78,062)	(49,914)
Inventories	(17,598)	(29,860)	(70,328)
Prepaid expenses and other assets	11,132	1,059	1,148
Increase (decrease) in:
Accounts payable	8,487	17,663	(14,223)
Accrued expenses and other liabilities	34,217	5,023	17,127
Income taxes payable/receivable	(50,851)	(13,377)	(408)
Net cash provided by/(used in) operating activities	753,447	520,638	243,499
Cash flows from investing activities:
Purchases of marketable securities	(107,531)	(113,504)	(100,643)
Maturities of marketable securities	63,880	58,666	240,190
Sales of marketable securities	115,608	11,851	537,723
Purchases of property and equipment	(164,679)	(115,429)	(78,274)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(252,546)	(17,635)	(296,028)
Acquisition of intangible assets	(9,746)	—	—
Net cash provided by/(used in) investing activities	(355,014)	(176,051)	302,968
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(15,572)	(45,619)	(8,039)
Net proceeds from exercise of stock options	89,757	110,439	12,397
Payments related to tax withholdings for share-based compensation	(2,909)	(6,729)	(10,617)
Repurchase of common stock	(300,451)	(85,787)	(225,562)
Repayment of senior convertible notes	(449,985)	—	—
Net cash provided by/(used in) financing activities	(679,160)	(27,696)	(231,821)
Effect of foreign exchange rates on cash	22,445	255	2,180
Net increase/(decrease) in cash and cash equivalents	(258,282)	317,146	316,826
Cash and cash equivalents at beginning of period	784,438	467,292	150,466
Cash and cash equivalents at end of period	$526,156	$784,438	$467,292

Supplemental disclosures of cash flow information:
Income taxes paid, net	$98,916	$158,508	$100,593
Non-cash investing and financing activities:
Equity issued in conjunction with the NuVasive Merger	$—	$—	$2,153,860
Accrued purchases of property and equipment	$13,454	$9,281	$7,100

Supplemental Financial Information
Net Sales by Product Category:

	Three Months Ended			Year Ended
	December 31,			December 31,
(In thousands)	2025	2024	2023	2025	2024	2023
Musculoskeletal Solutions	$770,799	$610,341	$583,820	$2,797,923	$2,365,352	$1,448,260
Enabling Technologies	55,621	46,952	32,714	141,008	154,003	120,216
Total net sales	$826,420	$657,293	$616,534	$2,938,931	$2,519,355	$1,568,476
Liquidity and Capital Resources:

	Year Ended
	December 31,
(In thousands)	2025	2024
Cash and cash equivalents	$526,156	$784,438
Short-term marketable securities	31,087	105,619
Long-term marketable securities	71,819	66,134
Total cash, cash equivalents and marketable securities	$629,062	$956,191
The following tables reconcile GAAP to non-GAAP financial measures.
As of September 30, 2024, we no longer include acquisition of in-process research and development as an adjustment to the non-GAAP financial measures. As previously disclosed, the Company incurred $12.6 million in the twelve months ended December 31, 2024 for acquisition of in-process research and development, which, when it was previously included, resulted in a 0.5% impact on Adjusted EBITDA as a percentage of net sales and $0.09 on non-GAAP diluted EPS.
Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except percentages)	2025	2024	2023	2025	2024	2023
Net income/(loss)	$140,594	$26,505	$15,035	$537,868	$102,984	$122,873
Interest (income)/expense, net	(3,312)	(815)	2,581	(7,141)	4,189	(20,130)
Provision for income taxes	28,639	(1,838)	9,960	67,200	17,738	42,520
Depreciation and amortization	69,649	68,228	71,162	277,480	254,024	144,733
EBITDA	235,569	92,080	98,737	875,406	378,935	289,996
Stock-based compensation expense	11,418	11,756	11,577	49,256	48,286	38,995
Provision for litigation, net	13,384	(314)	250	37,737	314	434
Merger and acquisition-related costs (1)	17,919	64,561	76,431	64,096	249,721	148,498
Net (gain) loss from strategic investments	682	1,098	(460)	(1,573)	831	(192)
Non-cash acquisition-related foreign currency impacts	1,362	27,566	(16,572)	(14,020)	25,212	(13,674)
Restructuring costs	3,464	132	—	26,373	31,674	—
Bargain Purchase Gain	(3,343)	—	—	(117,704)	—	—
Adjusted EBITDA	$280,456	$196,879	$169,963	$919,572	$734,973	$464,057

Net income/(loss) as a percentage of net sales	17.0%	4.0%	2.4%	18.3%	4.1%	7.8%
Adjusted EBITDA as a percentage of net sales	33.9%	30.0%	27.6%	31.3%	29.2%	29.6%
(1)Merger and acquisition-related costs represent certain costs associated with acquisitions. These costs, presented on a before-tax effect basis, are included in Non-GAAP Merger and Acquisition-related Costs Table.

Non-GAAP Merger and Acquisition-related Costs Table:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
Amortization of inventory fair value step up	$6,482	$47,323	$19,455	$215,420
Change in fair value of business acquisition liabilities	10,793	16,966	13,474	25,575
Employee-related costs (b)	—	—	27,418	5,031
Other acquisition-related costs (a)	644	272	3,749	3,695
Merger and acquisition-related costs	$17,919	$64,561	$64,096	$249,721
(a)Primarily comprised of legal fees, advisory and consulting fees.
(b)Primarily comprised of severance, share based compensation and termination fees.

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2025	2024	2023	2025	2024	2023
Net income/(loss)	$140,594	$26,505	$15,034	$537,868	$102,984	$122,873
Provision for litigation, net	13,384	(314)	250	37,737	314	434
Amortization of intangibles	29,360	29,912	28,123	118,194	119,373	51,032
Merger and acquisition -related costs (1)	17,919	64,561	76,431	64,096	249,721	148,498
Net gain/(loss) on strategic investments	682	1,098	(460)	(1,573)	831	(192)
Non-cash acquisition-related foreign currency impacts	1,362	27,566	(16,572)	(14,020)	25,212	(13,674)
Restructuring Costs	3,464	132	—	26,373	31,674	—
Bargain Purchase Gain	(3,343)	—	—	(117,704)	—	—
Provision for income tax net benefit from non-recurring tax adjustments	(12,774)	—	—	(49,329)	—	—
Tax effect of adjusting items	(16,057)	(32,042)	(19,310)	(56,091)	(110,496)	(42,570)
Non-GAAP net income/(loss)	$174,591	$117,418	$83,496	$545,551	$419,613	$266,401
(1) See footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail for these costs.

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2025	2024	2023	2025	2024	2023
Net Sales	$826,420	$657,293	$616,534	$2,938,931	$2,519,355	$1,568,476
Cost of Sales (exclusive of amortization of intangibles)	261,107	263,437	265,486	957,802	1,035,479	548,174
Amortization of Intangibles	22,046	17,585	9,526	91,562	84,079	15,408
Gross Profit	$543,267	$376,271	$341,522	$1,889,567	$1,399,797	$1,004,893

Amortization of inventory fair value step up	6,482	47,323	52,591	19,455	215,420	71,656
Amortization of Intangibles	22,046	17,585	9,526	91,562	84,079	15,408
Adjusted Gross Profit	$571,795	$441,179	$403,639	$2,000,584	$1,699,296	$1,091,957

Gross Profit % of Net Sales	65.7%	57.2%	55.4%	64.3%	55.6%	64.1%
Adjusted Gross Profit % of Net Sales	69.2%	67.1%	65.5%	68.1%	67.4%	69.6%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2025	2024	2023	2025	2024	2023
Diluted earnings per share, as reported	$1.03	$0.19	$0.11	$3.92	$0.75	$1.07
Provision for litigation, net	0.10	—	—	0.28	—	—
Amortization of intangibles	0.21	0.21	0.20	0.86	0.87	0.45
Merger and acquisition -related costs (1)	0.13	0.46	0.55	0.47	1.81	1.30
Net (gain) loss from strategic investments	—	0.01	0.00	(0.01)	0.01	0.00
Non-cash acquisition-related foreign currency impacts	0.01	0.20	(0.12)	(0.10)	0.18	(0.12)
Restructuring costs	0.03	0.00	0.00	0.19	0.23	—
Provision for income tax net benefit from non-recurring tax adjustments	(0.09)	—	—	(0.36)	—	—
Bargain Purchase Gain	(0.02)	—	—	(0.86)	—	—
Tax effect of adjusting items	(0.12)	(0.23)	(0.14)	(0.41)	(0.80)	(0.37)
Non-GAAP diluted earnings per share	$1.28	$0.84	$0.60	$3.98	$3.04	$2.32
(1) See footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.
*Amounts may not add due to rounding.

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2025	2024	2023	2025	2024	2023
Net cash provided by operating activities	$248,587	$210,338	$104,674	$753,447	$520,638	$243,499
Purchases of property and equipment	(46,197)	(17,111)	(22,881)	(164,679)	(115,429)	(78,274)
Free cash flow	$202,390	$193,227	$81,793	$588,768	$405,209	$165,225
Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended December 31,		Reported Net Sales Growth	Currency Impact on Current Period Net Sales	Constant Currency Net Sales Growth
(In thousands, except percentages)	2025	2024
United States	$665,322	$521,892	27.5%	$—	27.5%
International	161,098	135,401	19.0%	6,475	14.2%
Total net sales	$826,420	$657,293	25.7%	$6,475	24.7%

	Year Ended December 31,		Reported Net Sales Growth	Currency Impact on Current Period Net Sales	Constant Currency Net Sales Growth
(In thousands, except percentages)	2025	2024
United States	$2,367,596	$2,000,067	18.4%	$—	18.4%
International	571,335	519,288	10.0%	11,389	7.8%
Total net sales	$2,938,931	$2,519,355	16.7%	$11,389	16.2%

Net Sales Reconciliation of the Nevro Acquisition Table:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
Net Sales of Nevro products	$99,749	$—	$293,589	$—
Net Sales of base business	726,670	657,293	2,645,343	2,519,355
Total net sales	$826,420	$657,293	$2,938,931	$2,519,355
Adjusted EBITDA Reconciliation of the Nevro Acquisition Table:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
Adjusted EBITDA of the acquired Nevro subsidiaries	$21,191	$—	$35,996	$—
Adjusted EBITDA of base business	259,265	196,879	883,576	734,973
Total Adjusted EBITDA (1)	$280,456	$196,879	$919,572	$734,973
(1)See Non-GAAP Adjusted EBITDA Reconciliation Table above for calculation.

Investor Contact:
Brian Kearns
Senior Vice President, Corporate Development and Investor Relations
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com

Media Contact:
Moran Chavez
Senior Director, Corporate Communications
Email: media@globusmedical.com
www.globusmedical.com